EXHIBIT 10.10


                SECOND AMENDMENT TO LOAN AGREEMENT


     This SECOND AMENDMENT TO LOAN AGREEMENT (the "Amendment"), dated as of November 30, 1995, is by and among PIZZA INN, INC., a Missouri corporation ("Borrower"), FIRST INTERSTATE BANK OF TEXAS, N.A. ("FIBOT"), and FIRST INTERSTATE BANK OF TEXAS, N.A., as agent for itself and any other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                         R E C I T A L S:

     A. The Borrower, FIBOT, The Provident Bank ("Provident") and the Agent have entered into that certain Loan Agreement dated as of December 1, 1994, as amended by a certain First Amendment to Loan Agreement dated as of April 28, 1995 (such Loan Agreement, as the same has previously been amended, as the same is hereby amended and as the same may hereafter be amended from time to time, being herein referred to as the "Loan Agreement").

     B. On or prior to the Effective Date (defined below), FIBOT proposes to acquire from Provident all of Provident's rights and obligations under the Loan Agreement and the other Loan Documents (including without limitation, its Commitments and Advances) so that FIBOT will become the sole Bank thereunder.

     C. The Borrower has requested that FIBOT extend the Termination Date of the Revolving Credit Commitments, reduce the interest rate applicable to the Advances, revise the amortization schedule applicable to the Term Loan and revise the financial covenants contained in the Loan Agreement, which FIBOT is willing to do upon the terms and conditions set forth herein.

     D. Pursuant to the Loan Agreement, Barko Realty, Inc., R-Check, Inc. and Pizza Inn of Delaware, Inc. (collectively the "Guarantors") executed that certain Guaranty Agreement dated as of December 1, 1994 which guaranteed to the Agent and the Banks the payment and performance of the Obligations.

     E. The Borrower, FIBOT and the Agent now desire to amend the Loan Agreement as herein set forth.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

                            ARTICLE I

                           Definitions

     Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement as amended hereby.

                            ARTICLE II

                            Amendments

     Section 2.1    Revised Definitions.  Effective as of the Effective Date,
Section 1.1 of the Loan Agreement is hereby amended to revise the following definitions therein which shall read as follows:

          "Applicable Rate" means: (a) during the period that an Advance is a Prime Rate Advance, the Prime Rate; and (b) during the period that an Advance is a Eurodollar Advance, the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin.

          "Capital Expenditures" means expenditures of Borrower and the Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets, less the amount of sale and leaseback transactions not exceeding an aggregate of $600,000 in any twelve (12) month period.

          "Eurodollar Rate Margin" means, at such times and from time to time as the relevant Funded Debt Ratio is in one of the following ranges, the percentage per annum set forth opposite such Funded Debt Ratio:

               Funded Debt Ratio                        Percentage

               Less than 2.0 to 1.0                    1.25%

               2.0 to 1.0 or greater and less
               than 2.5 to 1.0                         1.50%

               2.5 to 1.0 or greater and less
               than 3.0 to 1.0                         1.75%

               3.0 to 1.0 or greater and less
               than 3.5 to 1.0                         2.00%

               3.5 to 1.0 or greater                   2.25%

     The Borrower shall give written notice to the Agent of any changes in the Funded Debt Ratio as of the end of any fiscal month which results in a change to the Eurodollar Rate Margin concurrently with its delivery of the items required under
     Section 9.1(c) hereof, and any change to the Eurodollar Rate Margin shall be effective with respect to any Interest Period commencing after the Agent has received such information.

          "Fixed Charge Coverage Ratio" means, at any time, the quotient determined by dividing (a) the sum of Consolidated Free Cash Flow plus interest expenses of the Borrower and the Subsidiaries for the preceding twelve (12) calendar months by
     (b) the sum of (i) all scheduled payments on all Long Term Debt of the Borrower and the Subsidiaries and all scheduled payments under Capital Lease Obligations of the Borrower and the Subsidiaries during the next succeeding twelve (12) calendar months plus (ii) interest expenses of the Borrower and the Subsidiaries for the preceding twelve (12) calendar months.

          "Funded Debt Ratio" means, at any time, the quotient determined by dividing (a) the sum of all Debt of the Borrower and the Subsidiaries for borrowed money (including the current portion thereof and all outstanding Advances) plus the Capital Lease Obligations by (b) the Consolidated Free Cash Flow for the preceding twelve (12) calendar months.

          "Monthly Payment Date" means the first Business Day of each calendar month of each year.

          "Quarterly Payment Date" means the first day of each March, June, September and December of each year.

          "Termination Date" means 10:00 A.M. Dallas, Texas time on November 30, 1997, or such earlier date and time on which the Revolving Credit Commitments terminate as provided in this Agreement; provided, however, if such date is not a Business Day, the "Termination Date" shall be the first Business Day following such date.

     Section 2.2    New Definition.  Effective as of the Effective Date,
Section 1.1 of the Loan Agreement is hereby amended to add the following definition which shall read as follows:

          "Consolidated Free Cash Flow" means, for any period, the aggregate net income (or net loss) of the Borrower and the Subsidiaries on a consolidated basis calculated before federal income taxes, depreciation and amortization but after deducting Capital Expenditures, any Federal income taxes paid or payable in cash by the Borrower and any extraordinary gains of the Borrower during the period in question, less the amount of any purchases by Borrower of its common stock in excess of $800,000 during the period in question (but in any event subsequent to July 1, 1995); provided, however, that for purposes of determining the Eurodollar Rate Margin only, the amount of any extraordinary losses during the period in question shall be added thereto.

     Section 2.3    Deleted Definition.  Effective as of the Effective Date,
Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Prime Rate Margin" in its entirety.

     Section 2.4 Amendment to Repayment of Term Loan. Effective as of the Effective Date, subsections (b) and (c) of Section 2.3 of the Loan
Agreement are hereby amended in their entirety to read as follows:

          (b) the next eleven principal installments shall be in the amount of $500,000 each; and (c) the final principal installment shall be in the amount of all outstanding principal of the Term Loan.

Effective as of Effective Date, subsection (d) of Section 2.3 of the Loan Agreement is hereby deleted in its entirety.

     Section 2.5 Amendment to Interest on Term Loan. Effective as of the Effective Date, the third sentence of Section 2.4 of the Loan
Agreement is hereby amended in its entirety to read as follows:

     Accrued and unpaid interest on the Term Loan shall be due and payable as follows: (i) in the case of Prime Rate Advances, on each Monthly Payment Date; (ii) in the case of all Eurodollar Advances, on the last day of each Interest Period applicable thereto, and with respect to any Interest Period exceeding three (3) months, on the last day of the third month after the commencement of such Interest Period; and (iii) on the Maturity Date.

     Section 2.6 Amendment to Interest on Revolving Credit Loan. Effective as of the Effective Date, the third sentence of
Section 3.4 of the Loan Agreement shall be amended to read in its entirety as follows:

     Accrued and unpaid interest on the Revolving Credit Advances shall be due and payable as follows: (i) in the case of all Prime Rate Advances, on each Monthly Payment Date; (ii) in the case of all Eurodollar Advances, on the last day of each Interest Period applicable thereto, and with respect to any Interest Period exceeding three (3) months, on the last day of the third month after the commencement of such Interest Period; and (iii) on the Termination Date.

     Section 2.7 Amendment to Commitment Fee. Effective as of the Effective Date, Section 3.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

          Section 3.7 Commitment Fee. The Borrower agrees to pay to the Agent for the account of the Banks a Commitment Fee (herein so called) on the daily average unused amount of such Bank's Revolving Credit Commitment, for the period from and including the date of this Agreement to and including the Termination Date, at the rate of one-half of one percent (1/2%) per annum based on a 360 day year and the actual number of days elapsed; provided, however, that if at any time from and after December 1, 1995 the Funded Debt Ratio is less than 3.0 to 1.0, such rate shall be reduced to three-eighths of one percent (3/8%) per annum. The accrued Commitment Fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date. For the purpose of calculating the Commitment Fee, the Revolving Credit Commitments shall be deemed utilized to the extent of all outstanding Revolving Credit Advances and Letter of Credit Liabilities.

     Section 2.8 Amendment to Mandatory Prepayment of Term Loan. Effective as of the Effective Date, subsection (a) of Section 4.3 of the Loan Agreement is deleted in its entirety.

     Section 2.9    Amendment to Debt.  Effective as of the Effective Date,
Section 10.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

          Section 10.1   Debt.  The Borrower will not incur,
     create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

          (a)  Debt to the Banks pursuant to the Loan Documents;

          (b) Existing Debt described on Schedule 3 hereto and any renewal or extension thereof which does not increase the outstanding amount thereof; and

          (c) Debt of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or another Subsidiary; and

          (d) Capital Lease Obligations and purchase money Debt for purchases of equipment in the ordinary course of business not exceeding $1,200,000 in the aggregate at any time.

Subject to obtaining the prior written approval of the Required
Banks, which approval shall not be unreasonably withheld, the Borrower may incur purchase money Debt relating to the Borrower's reacquisition of area development rights.

     Section 2.10 Amendment to Restricted Payments. Effective as of the Effective Date, Section 10.4 of the Loan Agreement is hereby amended in its entirety to read as follows:

          10.4 Restricted Payments. The Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock; provided that the foregoing restrictions do not prohibit (a) the purchase of common stock of the Borrower in open market transactions, so long as no Default or Event of Default exists at the time of such purchase nor would result after giving effect thereto; (b) dividend payments on any class of capital stock payable solely in shares of capital stock of the Borrower; (c) payments of dividends from any Subsidiary to the Borrower; (d) payments in lieu of taxes to the Borrower or a Subsidiary pursuant to a tax sharing agreement; (e) any exchange of stock not involving any cash consideration pursuant to a stock option plan for employees or directors of the Borrower; and (f) any other redemption, purchase, retirement or the acquisition of the Borrower's capital stock upon obtaining the prior written approval of the Required Banks.

     Section 2.11 Amendment to Sale and Leaseback. Effective as of the Effective Date, Section 10.9 of the Loan Agreement is hereby amended in its entirety to read as follows:

          Section 10.9 Sale and Leaseback. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person, except sale and leaseback transactions involving expenditures not to exceed an aggregate of $600,000 in any twelve (12) month period.

     Section 2.12 Amendment to Current Ratio. Effective as of the Effective Date, Section 11.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

          Section 11.1  Current Ratio.  The Borrower will
     maintain a Current Ratio of not less than the following amounts as of the following dates:

                Amount             Dates
                 1.15              12/31/95
                 1.15              1/31/96
                 1.15              2/29/96
                 1.20              3/31/96
                 1.20              4/30/96
                 1.20              5/31/96
                 1.25              6/30/96   and as of the last
                                             day of each fiscal
                                             month thereafter.

     Section 2.13 Amendment to Consolidated Net Worth. Effective as of the Effective Date, Section 11.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

          Section 11.2. Consolidated Net Worth. The Borrower will at all times maintain Consolidated Net Worth in an amount not less than the sum of (i) $7,000,000 as of December 24, 1995 and (ii) fifty percent (50%) of the cumulative total of all Consolidated Net Income earned in each fiscal quarter thereafter (without deduction for any net loss incurred in any fiscal quarter).

     Section 2.14 Amendment to Leverage Ratio. Effective as of the Effective Date, Section 11.3 of the Loan Agreement is hereby amended in its entirety to read as follows:

          Section 11.3 Leverage Ratio. The Borrower will at all times maintain a Leverage Ratio of not greater than 3.0.

     Section 2.15 Deletion of Capital Expenditures. Effective as of the Effective Date, Section 11.4 of the Loan Agreement is hereby deleted in its entirety.

     Section 2.16 Deletion of Interest Coverage Ratio. Effective as of the Effective Date, Section 11.5 of the Loan Agreement is hereby deleted in its entirety.

     Section 2.17 Amendment to Funded Debt Ratio. Effective as of the Effective Date, Section 11.6 of the Loan Agreement is hereby amended in its entirety to read as follows:

          Section 11.6 Funded Debt Ratio. The Borrower will at all times maintain a Funded Debt Ratio of not greater than 3.50.

     Section 2.18 Amendment to Fixed Charge Coverage Ratio. Effective as of the Effective Date, Section 11.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

          Section 11.7  Fixed Charge Coverage Ratio.  The
     Borrower will at all times maintain a Fixed Charge
     Coverage Ratio of not less than 1.50 to 1.0.

     Section 2.19 Amendment to Certain Exhibits. Effective as of the Effective Date, Exhibits "A" and "B" of the Loan Agreement are hereby amended in their entireties to read as provided in Annexes
I and II, respectively, attached hereto.


                           ARTICLE III

                             Consents

     Section 3.1 Consent to Application of $285,000 Prepayment to Scheduled Amortization. The Agent hereby acknowledges receipt of a $285,000 principal prepayment from the Borrower on November 10, 1995 (the "$285,000 Payment"). The Agent and FIBOT hereby agree that the $285,000 Payment shall not be deemed a voluntary prepayment under Section 4.2 of the Loan Agreement but shall be credited against the Borrower's obligation under Section 2.3 of the Loan Agreement with respect to the scheduled principal payment due on November 30, 1995.

     Section 3.2 Consent Regarding Pizza Inn Servicos De Gestao De Franchising, Lda. The Agent hereby consents to Borrower's and
Pizza Inn of Delaware Inc.'s inability to perfect Agent's security interest in the quotas in Pizza Inn Servicos De Gestao De Franchising, Lda. (the "Madeira Sub"), by providing evidence of the perfection of the Lien on such quotas, provided that (i) Borrower agrees not to grant and not to cause Pizza Inn of Delaware, Inc. to grant a Lien upon the Madeira Sub quotas to any other Person; and
(ii) Borrower agrees not to enter and not to cause Pizza Inn of Delaware, Inc. to enter into a negative pledge agreement with respect to the Madeira Sub quotas or any other agreement prohibiting the creation or perfection of any Lien upon the Madeira Sub quotas.

                            ARTICLE IV

                       Conditions Precedent

     Section 4.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent on or prior to December 4, 1995, in which event this Amendment will become effective as of December 1, 1995 (the "Effective Date"):

          (a) The Agent shall have received all of the following, each dated (unless otherwise indicated) the Effective Date, in form and substance satisfactory to the Agent:

               (1) Resolutions. Resolutions of the Board of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower of this Amendment and the other Loan Documents to which the Borrower is or is to be a party hereunder;

               (2) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower certifying the names of the officers of the Borrower authorized to sign this Amendment and each of the other Loan Documents to which the Borrower is or is to be a party hereunder (including the certificates contemplated herein), together with specimen signatures of such officers;

               (3) Articles of Incorporation. The articles of incorporation of the Borrower certified by the appropriate government official of the state of incorporation of the Borrower within ten (10) days prior to the Closing Date;

               (4) Bylaws. The bylaws of the Borrower certified by the Secretary or an Assistant Secretary of the Borrower;

               (5) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower as to the existence and good standing of the Borrower, each dated within ten (10) days prior to the Effective Date;

          (b) Borrower shall have paid to FIBOT, in consideration of this Amendment, an amendment fee in the amount of $5,500.

          (c) Borrower shall have paid to FIBOT an additional fee in the amount of $11,000 in consideration of the acquisition by FIBOT from Provident of all of Provident's rights and obligations under the Loan Agreement and the other Loan Documents.

          (d) FIBOT shall have consummated the acquisition from Provident, pursuant to Section 14.8 of the Loan Agreement, of all of Provident's rights and obligations under the Loan
     Agreement and the other Loan Documents.

          (e)  FIBOT shall have received new Notes, in
     substantially the form of Annex I and Annex II attached hereto, executed by the Borrower (in exchange for and restatement of those certain Notes dated December 2, 1994, executed by Borrower and payable to the order of Provident and FIBOT) and in the respective amounts of the Revolving Credit Commitment and the unpaid principal balance of the Term Loan.

          (f) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, and Borrower shall have delivered to the Agent any required revisions to the Schedules to the Loan Agreement;

          (g) No Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

          (h) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to the Agent and its legal counsel, Winstead Sechrest & Minick P.C.

                               ARTICLE V

          Ratifications, Representations and Warranties

     Section 5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower, FIBOT and the Agent agree that the Loan Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 5.2 Representations and Warranties. The Borrower hereby represents and warrants to FIBOT and the Agent that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the articles of incorporation or bylaws of the Borrower, (ii) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, (iii) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (iv) Borrower is in material compliance with all covenants and agreements contained in the Loan Agreement as amended hereby.

                          ARTICLE VI

                          Miscellaneous

     Section 6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent or FIBOT or any closing shall affect the representations and warranties or the right of the Agent or FIBOT to rely upon them.

     Section 6.2 Reference to Agreement. Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan
Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

     Section 6.3 Expenses of Banks. As provided in the Loan Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by the Agent and FIBOT in connection with the preparation, negotiation, and execution of this Amendment and the other Loan
Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and fees of the Agent's legal counsel, and all costs and expenses incurred by the Agent and FIBOT in connection with the enforcement or preservation of any rights under the Loan
Agreement, as amended hereby, or any other Loan Document, including without limitation the costs and fees of the Agent's legal counsel.

     Section 6.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 6.5 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Dallas, Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

     Section 6.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Banks and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

     Section 6.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 6.8 Effect of Waiver. No consent or waiver, express or implied, by the Banks to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any of the Guarantors shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 6.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 6.10 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Section 6.11 BINDING ARBITRATION. THE PARTIES HERETO REAFFIRM THEIR AGREEMENT TO BE BOUND BY THE TERMS AND PROVISIONS OF THE FIRST
INTERSTATE BANK OF TEXAS, N.A. ARBITRATION PROGRAM (DATED 9/1/92)
WHICH WAS ATTACHED AS EXHIBIT "K" TO THE LOAN AGREEMENT AND IS
INCORPORATED BY REFERENCE HEREIN, THE TERMS OF WHICH ARE
ACKNOWLEDGED AS RECEIVED BY THE PARTIES HERETO, AND PURSUANT TO
WHICH ANY AND ALL DISPUTES RELATING TO OR ARISING FROM THIS
AMENDMENT SHALL BE RESOLVED BY MANDATORY BINDING ARBITRATION UPON
THE REQUEST OF ANY PARTY.

     Executed as of the date first written above.

                              Borrower:

                              PIZZA INN, INC.



                              By:  /s/  C. Jeffrey Rogers
                                 Name:  C. Jeffrey Rogers
                                 Title: President


                              Agent:

                              FIRST INTERSTATE BANK OF TEXAS, N.A.



                              By:  /s/  Todd Robichaux
                                 Name:  Todd Robichaux
                                 Title: Vice President


                              Bank:

                              FIRST INTERSTATE BANK OF TEXAS, N.A.


                              By:  /s/    Todd Robichaux
                                   Name:  Todd Robichaux
                                   Title: Vice President


     Each of the Guarantors hereby consents and agrees to this Amendment and agrees that the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

                              Guarantors:

                              BARKO REALTY, INC.


                              By:  /s/   Ronald W. Parker
                                 Name:   Ronald W. Parker
                                 Title:  President


                              R-CHECK, INC.


                              By:  /s/  Ronald W. Parker
                                 Name:  Ronald W. Parker
                                 Title: President


                              PIZZA INN OF DELAWARE, INC.



                              By:  /s/   Ronald W. Parker
                                 Name:   Ronald W. Parker
                                 Title:  President




                  AMENDED AND RESTATED TERM NOTE


$9,910,252.27             Dallas, Texas              December 1, 1995


  FOR VALUE RECEIVED, the undersigned, PIZZA INN, INC., a Missouri corporation (the "Borrower"), hereby promises to pay to the order of FIRST INTERSTATE BANK, N..A. (the "Bank"), at the Agent's offices located at 1445 Ross Avenue, Dallas, Texas 75265 for the account of the Applicable Lending Office of the Bank, on or before November 30, 1998, in lawful money of the United States of America and in immediately available funds, the principal sum of Nine Million Nine Hundred Ten Thousand Two Hundred Fifty Two and 27/100 Dollars ($9,910,252.27), and to pay interest on such principal amount, at such office, in like money and funds, for the period commencing on the date hereof until the loan evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

  The outstanding principal balance hereof shall be due and payable in twelve (12) consecutive quarterly installments as follows: (a) the first eleven principal installments shall be in the amount of $500,000 each, the first such installment to be due and payable on March 1, 1995, with like successive installments of principal to be due and payable on each Quarterly Payment Date thereafter until and including September 1, 1998; and (b) a final installment in the amount of all outstanding principal, plus accrued and unpaid interest, shall be due and payable on November 30, 1998.

  The Borrower hereby authorizes the Bank to endorse on the Schedule annexed to this Note the amount and Type of Term Loan Advances made to the Borrower by the Bank and all Continuations, Conversions and payments of principal in respect of such Advances, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all such Advances; provided, however, that the failure to make such notation with respect to any such Advance or payment shall not limit or otherwise affect the obligations of the Borrower under the Loan Agreement or this Note.

  This Note has been executed and delivered by Borrower pursuant to the terms of that certain Loan Agreement dated as of December 1, 1994, among the Borrower, the Bank, certain other banks which are parties thereto and First Interstate Bank of Texas, N.A., as Agent for the Bank and such other banks, as amended by that certain First Amendment to Loan Agreement dated as of April 28, 1995, and as further amended by that certain Second Amendment to Loan Agreement dated as of November 30, 1995 (such Loan Agreement, as the same has been and may be amended, modified or supplemented from time to time, being referred to herein as the "Loan Agreement"), is one of the Term Notes described therein, and evidences Term Loan Advances made thereunder. The Loan Agreement, among other things, contains provisions for acceleration for the maturity of this Note upon the happening of certain stated events and also for prepayments of Advances prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

  This Note is given as an amendment and restatement of, but not in extinguishment of, the indebtedness evidenced by that certain Term Note dated December 2, 1994, executed by Borrower and payable to the order of the Bank in the principal amount of $7,150,000.00 and that certain Term Note dated December 2, 1994, executed by Borrower, payable to the order of The Provident Bank and assigned to the Bank in the principal amount of $7,150,000.00.

  Notwithstanding anything to the contrary contained herein, no provision of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither the Borrower nor the sureties, guarantors, successors or assigns of the Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and the Bank shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

  This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Note is performable in Dallas
County, Texas.

  The Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.


                              PIZZA INN, INC.



                              By:  /s/  C. Jeffrey Rogers
                                        C. Jeffrey Rogers
                                 Title: President




                             Schedule

                                                     Amount of
Date Made,                                           Principal     Unpaid
Continued,                                           Continued,    Principal
Converted,         Type of          Amount of        Converted,    Balance
or Paid            Advance          Advance          or Paid       of Note




            AMENDED AND RESTATED REVOLVING CREDIT NOTE


$1,000,000                Dallas, Texas               December 1, 1995


     FOR VALUE RECEIVED, the undersigned, PIZZA INN, INC., a Missouri corporation (the "Borrower"), hereby promises to pay to the order of FIRST INTERSTATE BANK, N.A. (the "Bank"), at the Agent's office located at 1445 Ross Avenue, Dallas, Texas 75265 for the account of the Applicable Lending Office of the Bank, on or before November 30, 1997, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million and No/100 Dollars ($1,000,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Advances made by the Bank to the Borrower under
Article III of the Loan Agreement referred to below, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

     The Borrower hereby authorizes the Bank to endorse on the Schedule annexed to this Note the amount and Type of Revolving Credit Advances made to the Borrower by the Bank and all Continuations, Conversions, and payments of principal in respect of such Advances, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all such Advances; provided, however, that the failure to make such notation with respect to any such Advance or payment shall not limit or otherwise affect the obligations of the Borrower under the Loan Agreement or this Note.

     This Note has been executed and delivered by Borrower pursuant to the terms of that certain Loan Agreement dated as of December 1, 1994, among the Borrower, the Bank, certain other banks which are parties thereto and First Interstate Bank of Texas, N.A., as Agent for the Bank and such other banks, as amended by that certain First Amendment to Loan Agreement dated as of April 28, 1995, and as further amended by that certain Second Amendment to Loan Agreement dated as of November 30, 1995 (such Loan Agreement, as the same has been and may be amended, modified, or supplemented from time to time, being referred to herein as the "Loan Agreement"), is one of the Revolving Credit Notes referred to therein, and evidences Revolving Credit Advances made by the Bank thereunder. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments of Advances prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

     This Note is given in modification and renewal of, but not in extinguishment of, the indebtedness evidenced by that certain Revolving Credit Note dated December 2, 1994, executed by Borrower and payable to the order of the Bank in the principal amount of $500,000.00 and that certain Revolving Credit Note dated December 2, 1994 executed by Borrower, payable to the order of The Provident Bank and assigned to the Bank in the principal amount of $500,000.00.

     Notwithstanding anything to the contrary contained herein, no provision of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither the Borrower nor the sureties, guarantors, successors or assigns of the Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and the Bank shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

     This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Note is performable in Dallas
County, Texas.

     The Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                              PIZZA INN, INC.



                              By: /s/   C. Jeffrey Rogers
                                 Name:  C. Jeffrey Rogers
                                 Title: President



                       Schedule

                                      Amount of
Date Made,                            Principal        Unpaid
Continued,                            Continued,       Principal
Converted,  Type of      Amount of    Converted        Balance
or Paid     Advance      Advance      or Paid          of Note